Filed Pursuant to Rule 424(b)(5)
Registration No. 333-166488

Prospectus Supplement
(to Prospectus dated June 23, 2010)

1,714,286 Shares of Common Stock

ADCARE HEALTH SYSTEMS, INC.

We are offering 1,714,286 shares of our common stock.

Shares of our common stock are traded on the NYSE Amex under the symbol “ADK”.  On June 30, 2010, the closing sale price of our common stock was $3.72 per share.  On May 3, 2010, the aggregate market value of our common stock pursuant to General Instruction I.B.6 of Form S-3 was $22,551,771.  As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof.

Investing in our common stock involves a high degree of risk.  See “Risk Factors” on page S-5 of this prospectus supplement and page 4 of the accompanying prospectus.

	Per Share	Total
Public offering price	$3.50	$6,000,001
Underwriting discount and commissions	$0.245	$ 420,000
Proceeds, before expenses, to us	$3.255	$5,580,001

The underwriter may also purchase up to an additional 257,143 shares of our common stock at the public offering price, less the underwriting discounts and commissions, to cover over-allotments, if any, within 30 days of the date of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement.  Any representation to the contrary is a criminal offense.

We expect to deliver the shares of our common stock on or about July 2, 2010.

C.K. COOPER & COMPANY

The date of this prospectus supplement is June 30, 2010

ADCARE HEALTH SYSTEMS, INC.
TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

On May 4, 2010, we filed with the SEC a registration statement on Form S-3 (File No. 333-166488) utilizing a shelf registration process relating to the common stock described in this prospectus supplement.  The registration statement was subsequently declared effective on June 23, 2010.  Under this shelf registration process, we may, from time to time, sell up to $20 million in the aggregate of our common stock.

This document is in two parts.  The first part is this prospectus supplement, which describes the specific terms of this offering of common stock, including the price, the number of shares of common stock being offered, the risks relating to an investment in our common stock and the underwriting arrangements and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus.  The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering.

You should rely on the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized to be distributed to you, or information incorporated by reference herein.  We have not, and the underwriter has not, authorized anyone else to provide you with additional or different information.  We are offering to sell, and seeking offers to buy, common stock only in jurisdictions where offers and sales are permitted.  You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date.

We own or have rights to trademarks or trade names that we use in conjunction with the operation of our business. Each trademark, trade name or service mark of any other company appearing in this prospectus supplement or the accompanying prospectus belongs to its holder. Use or display by us of other parties’ trademarks, trade names or service marks is not intended to and does not imply a relationship with, or endorsement or sponsorship by us of, the trademark, trade name or service mark owner.

The industry and market data contained or incorporated by reference in this prospectus supplement are based either on our management’s own estimates or on independent industry publications, reports by market research firms or other published independent sources. Although we believe these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness, as industry and market data are subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market shares. Accordingly, you should be aware that the industry and market data contained or incorporated by reference in this prospectus supplement, and estimates and beliefs based on such data, may not be reliable. Unless otherwise indicated, all information contained or incorporated by reference in this prospectus supplement concerning our industry in general or any segment thereof, including information regarding our general expectations and market opportunity, is based on management’s estimates using internal data, data from industry related publications, consumer research and marketing studies and other externally obtained data.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you.  Moreover, such representations, warranties or covenants were accurate only as of the date when made.  Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus or any free writing prospectus to the words

“Company”, “AdCare”, “we”, “us” and “our” refer to AdCare Health Systems, Inc., an Ohio corporation, and its wholly-owned subsidiaries.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information from this prospectus supplement.  It does not contain all of the information that is important to you.  We encourage you to carefully read this entire prospectus supplement and prospectus, including the documents to which we refer you.  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this prospectus supplement and the prospectus.

Our Company

We are a Springfield, Ohio based developer, owner and manager of retirement communities, assisted living facilities, nursing homes, and provide home health care services in the State of Ohio.  We currently manage fourteen facilities, comprised of six skilled nursing centers, seven assisted living residences and one independent living/senior housing facilities, totaling over 820 units.  We are currently in contract to acquire the following additional facilities three additional facilities which have an aggregate of 411 beds.

We operate in two segments:  (1) management and facility-based care and (2) home-based care. Our management and facility-based care segment derives revenues from the collection fees from the residents of those facilities, a management fee based on the revenue generated by the facility and fees for development, consulting and accounting service to third parties.  Our home-based care segment provides home health care services to patients while they are living in their own homes.

Corporate Information

Our principal executive offices are located at 5057 Troy Road, Springfield, Ohio 45502, and our telephone number is (937) 964-8974.  We maintain a website at www.adcarehealth.com.

THE OFFERING

Common Stock offered by us	1,714,286 shares of common stock
Common Stock to be outstanding after this offering	7,613,596 shares of common stock
Use of proceeds

We estimate that the net proceeds from this offering, after deducting underwriting discounts and commissions and offering expenses payable by us, will be approximately $5,390,001, or $6,227,002 if the underwriter exercises its over-allotment in full, in each case based on a public offering price of $3.50 per share.  We intend to use the net proceeds from this offering for acquisition purposes, working capital and general corporate purposes.

Risk Factors	See “Risk Factors” beginning on pages S-5 for a discussion of factors you should consider carefully before deciding to invest in our common stock.
NYSE Amex Market Symbol	ADK

The number of shares of common stock that will be outstanding immediately after this offering is based on 5,360,007 shares of common stock outstanding as of March 31, 2010 and excludes:

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216,280 shares of common stock issuable upon the exercise of outstanding options as of March 31, 2010, with a weighted average exercise price of $1.76 per share;

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4,560,039  shares of common stock issuable upon the exercise of outstanding warrants as of March 31, 2010, with a weighted average exercise price of $2.56 per share.

Unless otherwise stated, all information contained in the prospectus supplement assumes no exercise of the over-allotment option granted to the underwriter.

RISK FACTORS

The following are certain risk factors that could affect our business, operations and financial condition.  These risk factors should be considered in connection with evaluating the forward-looking statements contained in this prospectus supplement because these factors could cause the actual results and conditions to differ materially from those projected in forward-looking statements.  This section does not describe all risks applicable to this offering or our business, and we intend it only as a summary of certain material factors.  If any of the following risks actually occur, our business, financial condition or results of operations could be negatively affected.  In that case, the trading price of our stock could decline and you could lose all or part of your investment.

Risks Related to this Offering

Management will have broad discretion as to the use of the proceeds from the offering, and we may not use the proceeds effectively.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose.  Accordingly, our management will have significant flexibility in applying the net proceeds of this offering.  Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds.  Moreover, our management may use the proceeds for corporate purposes that may not increase our profitability or market value.

You will experience immediate dilution in the book value per share of the common stock you purchase.

Because the price per share of our common stock being offered is substantially higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering.  Based on the public offering price of $3.50 per share and the net tangible book value of the common stock of $0.86 per share as of March 31, 2010, the net tangible book value per share, as adjusted for the issuance of the 1,714,286 shares in this offering and the receipt of the estimated net proceeds therefrom, would have been $1.42.  This amount represents an immediate increase in net tangible book value of $0.56 per share to our existing shareholders and an immediate dilution in net tangible book value of $2.08 per share to new investors purchasing our common stock in this offering.

A larger number of shares may be sold in the market following this offering, which may depress the market price of our common stock.

A larger number of shares may be sold in the market following this offering, which may depress the market price of our common stock.  Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline.  If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares.  All of the shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended.

There may be future sales or other dilution of the Company’s equity, which may adversely affect the market price of our common stock.

The Company is not generally restricted from issuing additional common stock, or any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock.  The issuance of any additional common stock or preferred stock or securities convertible into, exchangeable for or that represent the right to receive common stock or the exercise of such securities could be substantially dilutive to holders of our common stock.  The market price of our common stock could decline as a result of this offering, due to sales of our common stock made after this offering or the perception that such sales could occur.  Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of future offerings.  Thus, our stockholders bear the risk of future offerings reducing the market price of our common stock and diluting their shareholdings in us.

We do not anticipate paying cash dividends on our common stock.  Investors in this offering may never obtain a return on their investment.

You should not rely on an investment of our common stock to provide dividend income, as we have not paid any cash dividends on our common stock and do not plan to pay any in the foreseeable future.  Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any return on their investment.

Risks Related to Our Business

We intend to expand our business into new areas of operation.

Our business model calls for seeking to acquire existing cash flowing operations and to expand our operations and branch out into other related areas of business as well as new geographic regions.  While we intend to retain our focus on the health care industry, our success will largely depend on our ability to expand into new areas of business within our general industry.  As a result, we expect to experience all of the risks that generally occur with expansion into new areas.  Many of these risks are out of our control, including risks such as:

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adapting our management systems and personnel into new areas of business;

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integrating new businesses into our structure;

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obtaining adequate financing under acceptable terms;

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where applicable, securing joint venture arrangements with local hospitals, churches, universities, and other entities;

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retention of key personnel, customers and vendors of the acquired business;

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impairments of goodwill and other intangible assets; and

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contingent and latent risks associated with the past operations of, and other unanticipated costs and problems arising in, an acquired business.

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operating nursing homes and assisted living facilities outside of our historic operations in Ohio.

If we are unable to successfully integrate the operations of an acquired business into our operations, we could be required to undertake unanticipated changes.  These changes could have a material adverse effect on our business.  Since we went public in November, 2006, we have not expanded into new areas of business.

We may need additional financing to complete our long-term acquisition and expansion plans, and we do not have commitments for additional financing.

To achieve our growth objectives, we will need to obtain sufficient financial resources to fund our expansion, development and acquisition activities.  We believe we may need to secure debt financing in order to help us leverage our equity resources and make further acquisitions. As of March 31, 2010, we had an accumulated deficit of $9,395,748 and working capital of approximately $2,031,000.  Our cumulative losses have, in the past, made it difficult for us to borrow adequate funds on what management believed to be commercially reasonable terms.  To date, we do not have any commitments for such financing and there can be no assurance that adequate financing will be available on terms that are acceptable to us, if at all.  In addition, our Board of Directors may elect to use our stock as "currency" in acquiring additional businesses.  If so, our stockholders may experience dilution.

We currently have a line of credit in place which may be insufficient to satisfy short-term cash needs.

In March of 2010, we increased our available line of credit with Huntington National Bank to $200,000 in order to assist with cash flow.  As of December 31, 2009, the entire line of credit (then $100,000) was available for use in operations of the Company.  During 2008, we established a $150,000 line of credit using funds from our non-qualified deferred compensation plan.  Members of this plan, which is only available to senior management, authorized the transfer of funds to establish the line of credit with interest accruing at 8%.  As of December 31, 2009, the entire line of credit was available for use in operations of the Company.  Businesses typically use lines of credit to finance short-term and unexpected cash needs.  There can be no assurances that these lines of credit will be sufficient in the event of an acute cash deficit.  Therefore, we intend to secure additional lines of credit or increases in our existing lines but we can provide no assurance that it will be available on acceptable terms, if at all, or that the amount of any line of credit obtained will be sufficient to handle future cash needs as they arise.

Our business is concentrated in Ohio, making it subject to increased risks as a result of potential declines in the Ohio economy.

While we are in contract to acquire three additional facilities in Alabama, to date, all of our properties are located within the State of Ohio.  In recent years, the economy in the State of Ohio has lagged behind the economic growth in other areas of the country.  While we intend to continue to explore expansion into other geographic areas, we are, to some extent, dependent upon the economy of the State of Ohio and the surrounding region.  To date, we do not believe that the slow growth of the Ohio economy has negatively impacted our business.

We have a history of operating losses and may incur losses in the future as we expand.

For the year ended December 31, 2009, we had a net income of $440,283 compared to a net loss of $1,076,178 for the year ended December 31, 2008.  Therefore, we have only recently had profitable operations.  There can be no assurance that we will be able to maintain profitable operations as we expand.  As of March 31, 2010, we have working capital of approximately $ 2,031,000.

Management's plans with the objective of improving liquidity and profitability in future years encompass the following:

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refinancing debt where possible to obtain more favorable terms.

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increase facility occupancy.

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add additional management contracts.

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acquire existing cash flowing operations to expand our operations and branch out into other related areas of business.

Management believes that the actions that will be taken by the Company provide the opportunity for the Company to improve liquidity and achieve profitability.  However, there can be no assurance that such events will occur.

Assisted living and skilled nursing facility financial stability could be negatively impacted by the current economic conditions.

Approximately 19% of our skilled nursing occupants and nearly all the occupants of our assisted living facilities rely on their personal investments and wealth to pay for their stay in our facilities.  Recent declines in market values of investments could limit their ability to pay for services or shorten the period of time for which they can pay privately for their stay.  The declining market for the sale of homes could limit their ability to sell their personal assets further reducing their ability to remain in our facilities.  Furthermore, adult children who have recently become unemployed may decide to care for their parent at home so that their parent's income may help offset some of their own financial burdens.  While we have not found these circumstances to have a material effect on financial results to date, the length of the economic downturn and eventual recovery could begin to manifest in these areas reducing facility occupancy, financial performance and cash flow.

We are engaged in an evolving and highly-regulated industry, which increases the cost of doing business and may require us to change the way our business is conducted.

Health care is an area of extensive and frequent regulatory change.  Changes in the laws or new interpretations of existing laws can have a significant effect on methods of doing business, cost of doing business, and amounts of reimbursements from the government and other payers.  Our assisted living residences and nursing homes are subject to regulation and licensing by state and local health and social service agencies and other regulatory authorities.  We are and will continue to be subject to varying degrees of regulation and licensing by health or social service agencies.  A failure to comply with applicable requirements could cause us to be fined or could cause the cessation of our business, which would have a material adverse effect on our company.

The manner and the extent to which assisted living is regulated at the federal and state level is evolving.  Changes in the laws or new interpretations of existing laws may have a significant effect on our methods and costs of doing business.  Our success will depend partially on our ability to satisfy the applicable regulations and requirements and to procure and maintain required licenses.  Our operations could also be adversely affected by, among other things, regulatory developments such as mandatory increases in the scope and quality of care given to the residents and revisions in licensing and certification standards.  We believe that our operations do not presently violate any existing federal or state laws.  But there can be no assurance that federal, state, or local laws or regulatory procedures which might adversely affect our business, financial condition, and results of operations for prospects will not be expanded or imposed.

Changes in the methods of payment from Medicare and Medicaid or the reimbursement rates may adversely affect our revenues and operating margins.

For the year ended December 31, 2009, Medicare and Medicaid constituted 30% and 51%, respectively, of our total patient care revenues.  For the year ended December 31, 2008, Medicare and Medicaid constituted 25% and 53%, respectively, of our total patient care revenues.  The health care industry is experiencing a strong trend towards cost containment.  In general, the government has sought to impose lower reimbursement and resource utilization group rates, limit the scope of covered services, and negotiate reduced payment schedules with providers.  These cost containment measures have generally resulted in reduced rates of reimbursement for the services provided by companies such as ours.

Changes to Medicare and Medicaid reimbursement programs have limited, and are expected to continue to limit, payment increases under these programs.  Also, the timing of Medicare and Medicaid program payments is subject to regulatory action and governmental budgetary constraints.  In addition, federal and state government agencies may reduce the funds available under those programs in the future or require more stringent utilization and quality review of service providers such as us.

State regulatory changes also affect our business.

In the budget passed by the Ohio General Assembly effective July 1, 2005, significant changes were made to the Medicaid reimbursement formula for nursing homes.  Under this new law, the cost reimbursement system, which had been in place since the early 1990's, will be phased out and replaced with a pricing system that will reward both quality of care and efficiency in management operations.  In July 2006, Medicaid began the transition to the new reimbursement system.  Beginning in July, 2010, the State of Ohio has proposed completing the transition to the new reimbursement system which would have the effect of reducing reimbursement at some of our nursing homes if approved.  Additionally, the State of Ohio has stopped paying co-pays on dually eligible residents.  For the time being, the Federal Government has picked up the costs of the co-pays no longer provided by the State of Ohio.  We are not certain whether the Federal Government will continue this program in the long run.  As a result, should Ohio continue to refuse co-pays on dually eligible residents and the Federal Government should stop such payments; a substantial amount of our co-pays could become uncollectible.

An expanded Federal program is underway to recover Medicare overpayments.

The Medicare Modernization Act of 2003 established a three year demonstration project to recover overpayments and identify underpayments on Medicare claims from hospitals, skilled nursing facilities and home health agencies through a review of claims previously paid by Medicare beginning in October, 2007.  Medicare contracted nationwide with third parties known as Recovery Audit Contractors (“RAC”) to conduct these reviews commonly referred to as RAC Audits.  Due to the success of the program, the Tax Relief and Healthcare Act of 2006 made the program permanent and mandated its expansion to all 50 states by 2010.  As of March 31, 2010, we have not received notification that any of our claims are subject to RAC Audits however, we can make no assurances that our claims will not be selected for RAC Audits in the future and if they are the extent to which these audits may reduce our revenue or otherwise hinder cash flow.  For the year ended December 31, 2009, approximately 30% of our patient care revenue was from Medicare.

State Certificate of Need laws and other regulations could negatively impact our ability to grow our nursing home business.

The State of Ohio, and other states in which we could expand, have adopted Certificate of Need or similar laws that generally require that a state agency approve certain nursing home acquisitions and determine the need for certain nursing home bed additions, new services, capital expenditures, or other changes prior to the acquisition or addition of beds or services, the implementation of other changes, or expenditure of capital.  State approvals are generally issued for specified maximum expenditures and require implementation of the proposal within a specified period of time.  Failure to obtain the necessary state approval can result in the inability to provide the service, to operate the centers, to complete the acquisition, addition, or other change, and can also result in sanctions or adverse action on the center's license and adverse reimbursement action.  There can be no assurance that we will be able to obtain Certificate of Need approval for all future projects requiring the approval, or that approvals will be timely.

Due to the high-risk circumstances in which we conduct business, we may encounter liability claims in excess of insurance coverage.

The provision of health care services entails an inherent risk of liability.  In recent years, participants in the long-term care industry have become subject to an increasing number of lawsuits alleging malpractice or related legal theories, many of which involve large claims and significant defense costs.  We currently maintain $1,000,000 in liability insurance for any one exposure.  This insurance is intended to cover malpractice and other lawsuits.  Although we believe that it is in keeping with industry standards, there can be no assurance that claims in excess of our limits will not arise.  Any such successful claims could have a material adverse effect upon our financial condition and results of operations.  Claims against us, regardless of their merit or eventual outcome, may also have a material adverse effect upon our ability to attract and retain business.  In addition, our insurance policies must be renewed annually and there can be no assurance that we will be able to retain coverage in the future or, if coverage is available, that it will be available on acceptable terms.

We encounter intense competition from competitors, many of whom have greater resources than AdCare.

The long-term care industry is highly competitive and we believe that it will become even more competitive in the future.  Our assisted living facilities and nursing homes compete with numerous companies providing similar long-term care alternatives, such as home health care agencies, community-

based service programs, retirement communities and convalescent centers, and other assisted living providers.  We compete with national companies such as HCR Manor Care, Alterra and Extended Care with respect to both our nursing home and assisted living facilities.  We also compete with locally owned entities as well as Health Care Facilities-HCF on a regional basis.  Historically, we have found that the entry of one or more of these competitors into one of our established markets can reduce both our occupancy and the rates we are able to charge to our customers. In the past, we have found national publicly traded competitors who are willing to enter into a market already served by us.  When these competitors experienced lower than expected occupancies, they relied on their greater financial resources to reduce their rates in order to increase occupancy.  This resulted in our occupancies decreasing below expected levels. Eventually, demographics improved and rates stabilized.  However, there can be no assurance that similar events will not occur in the future which could limit our ability to attract residents or expand our business and that could have a negative effect on our financial condition, results of operations, and prospects.  We can provide no assurance that competitive pressures will not have a material adverse effect on us.

The home health care business is also highly competitive.  Since we first acquired Assured Health Care in 2005, its operations remain relatively centralized in the Dayton, Ohio area.  However, in that area, Assured faces competition from several sources including, without limitation, Fidelity Nursing Home Systems, Kettering Network Home Care, GEM City Home Care, Greene Memorial Hospital Home Care, and Community Springfield.

Our business is very labor intensive, we operate in smaller markets with limited personnel resources, and our success is tied to our ability to attract and retain qualified employees.

We compete with other providers of home health care, nursing home care, and assisted living with respect to attracting and retaining qualified personnel.  We depend on the availability of Registered Nurses and Licensed Practical Nurses to provide skilled care to our nursing home residents.  According to the Ohio Hospital Association, the supply of nurses nationwide is predicted to be 800,000 short of demand by 2020.  Another study conducted by Dr. David I. Auerbach for the journal Health Affairs estimated the shortage to increase to 340,000 by 2020.  According to the Bureau of Labor Statistics, "employment of registered nurses is expected to grow 23 percent [or 587,000 jobs] from 2006 to 2016, much faster than the average for all occupations".  The Bureau of Labor Statistics also reports "employment of LPNs is expected to grow 14 percent [or 105,000 jobs] between 2006 and 2016, faster than the average for all occupations, in response to the long-term care needs of an increasing elderly population and the general increase in demand for health care services".  While the experts may not agree on the size of the shortage, they all appear to agree that there is and will continue to be a shortage.  Because of the small markets in which we operate, shortages of nurses and/or trained personnel may require us to enhance our wage and benefit package in order to compete and lure qualified employees from more metropolitan areas.  To date, we have been able to adequately staff all of our operations.  However, we can provide no assurance that our labor costs will not increase, or that, if they do increase, they can be matched by corresponding increases in revenues.

We are dependent on our management team and the loss of any of these individuals would harm our business.

Our future success depends largely upon the management experience, skill, and contacts of our officers and directors, in particular, David A. Tenwick, our Chairman, Christopher Brogdon, our Vice-Chairman and Chief Acquisitions Officer, Gary L. Wade, our President and CEO and Scott Cunningham, our Chief Financial Officer.  Mr. Wade, Mr. Cunningham, and Mr. Tenwick have each signed employment contracts that are effective through September 2011.  Mr. Brogdon is not currently a party to an employment contract with us.  Loss of the services of any or all of these officers could be materially detrimental to our operations.  In addition, due to the location of our corporate headquarters in a smaller urban region, we may experience difficulty attracting senior managers in the future.

Our business is largely dependent on short-term management contracts that may not be renewed from year to year.

For the years ended December 31, 2009 and 2008, approximately 7.0% and 7.2%, respectively, of our total revenues were generated from management contracts to manage senior living and long-term care facilities.  These contracts generally have terms of three years with options to renew at the end of the term.  Each contract can be terminated without cause by either party on nine months notice and may be terminated earlier for cause.  There can be no assurance that the contracts will be renewed at the end of the present terms, or that our customers will not exercise their ability to terminate the contracts earlier.  Our home healthcare business enters into one year contracts with various agencies to provide home care services to clients and members of those agencies.  There can be no assurance that existing contracts will be renewed in 2010 or later.

We own multiple parcels of real estate and could be subject to environmental liability for hazardous substances found on any of those parcels, whether or not we caused the contamination.

While we are not aware of any potential problems at this time, we own multiple parcels of real estate, each of which is subject to various federal, state, and local environmental laws, ordinances, and regulations.  Many of these laws and regulations provide that a current or previous owner of real property may be held liable for the cost of removing hazardous or toxic substances, including materials containing asbestos that would be located on, in, or under the property.  These laws and regulations often impose liability whether or not the owner or operator knew, or was responsible for, the presence of the hazardous or toxic substances.  The cost of the removal is generally not limited under the laws and regulations and could exceed the property's value and the aggregate assets of the owner or operator.  The presence of these substances or failure to remediate such substances properly may also adversely affect the owner's ability to sell or rent the property or to borrow using the property as collateral.  If any of our properties were found to have environmental issues, we may be required to expend significant amounts to rehabilitate the property and we may be subject to significant liability.

The price of our securities may be subject to fluctuation.

The market price of our common stock and warrants will likely be highly volatile and subject to wide fluctuations in response to various factors, many of which are beyond our control.  These factors include:

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variations in our operating results;

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changes in the general economy, and more specifically the Ohio economy or in the local economies in which we operate;

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the financial markets; the state and length of the present bear market and when the market may recover;

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the departure of any of our key executive officers and directors;

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the level and quality of securities analysts’ coverage for our common stock;

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announcements by us or our competition of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

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changes in federal, state, and local health-care regulations to which we are subject; and

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future sales of our common stock.

For these reasons, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on past results as an indication of future performance.

Our management substantially controls all major decisions.

As of March 31, 2010, our directors and officers beneficially own approximately 40.1% of our outstanding common shares, including outstanding warrants and options exercisable for common shares.  Therefore, our directors and officers will be able to influence major corporate actions required to be voted on by stockholders, such as the election of directors, the amendment of our charter documents, and the approval of significant corporate transactions such as mergers, reorganizations, sales of substantially all of our assets, and liquidation.  Furthermore, our directors will be able to make decisions affecting our capital structure, including decisions to issue additional capital stock, implement stock repurchase programs and incur indebtedness.  This control may have the effect of deterring hostile takeovers, delaying or preventing changes in control or changes in management, or limiting the ability of our other stockholders to approve transactions that they may deem to be in their best interest.

As we expand our operations, we may open or manage facilities that are geographically near other facilities that we operate or manage.

While the facilities that we own and manage are sufficiently well-spaced so that they do not currently compete for business, there can be no assurance in the future, as we grow, that circumstances will not arise where facilities which we own and/or manage will compete with each other for patients.  If this were to occur, it may damage our relationships with facilities that we manage that could result in the termination of our management agreements.

The requirements of being a public company may strain our resources and distract our management.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act.  These requirements may place a strain on our systems and resources.  The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition.  The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls for financial reporting.  We are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and, although not currently required, a report by our independent registered public accountants addressing these assessments.  During the course of our testing, we may identify deficiencies which we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404.  In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.

In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight is required.  This may divert management's attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.  In addition, we may need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge, and we cannot assure you that we will be able to do so in a timely fashion

Takeover defense provisions may adversely affect the market price of our common stock.

Various provisions of Ohio corporation law and of our corporate governance documents may inhibit changes in control not approved by our Board of Directors and may have the effect of depriving our investors of an opportunity to receive a premium over the prevailing market price of our common stock in the event of an attempted hostile takeover.  In addition, the existence of these provisions may adversely affect the market price of our common stock and warrants.  These provisions include:

•

a requirement that special meetings of stockholders be called by our Board of Directors, the Chairman, the President, or the holders of shares with voting power of at least 25%;

•

staggered terms among our directors with these classes of directors and only one class to be elected each year;

•

advance notice requirements for stockholder proposals and nominations; and

•

availability of “blank check” preferred stock.

Provisions in our bylaws provide for indemnification of officers and directors, which could require us to direct funds away from our business and future products.

Our Articles of Incorporation and Code of Regulations provide for the indemnification of our officers and directors.  We may be required to advance costs incurred by an officer or director and to pay judgments, fines and expenses incurred by an officer or director, including reasonable attorneys' fees, as a result of actions or proceedings in which our officers and directors are involved by reason of being or having been an officer or director of our company.  Funds paid in satisfaction of judgments, fines and expenses may be funds we need for the operation of our business and the development of our product candidates, thereby affecting our ability to attain or maintain profitability.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference contain forward-looking statements.  Forward-looking statements provide our current expectations or forecasts of future events.  Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts.  Words or phrases such as “anticipate,” “believe,” “continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.

The risk factors referred to in this prospectus supplement could materially and adversely affect our business, financial conditions and results of operations and cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us, and you should not place undue reliance on any such forward-looking statements.  The risks and uncertainties described in this prospectus supplement are not the only ones we face.  New factors emerge from time to time, and it is not possible for us to predict which will arise.  There may be additional risks not presently known to us or that we currently believe are immaterial to our business.  In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  If any such risks occur, our business, operating results, liquidity and financial condition could be materially affected in an adverse manner.  Under such circumstances, you may lose all or part of your investment.

USE OF PROCEEDS

We expect to receive net proceeds of approximately $5,390,000 from the sale of shares of common stock in this offering, after deducting the commissions and estimated expenses related to this offering payable by us.

We intend to use the net proceeds of this offering for acquisition purposes, working capital and general corporate purposes.  We have not determined the amounts we plan to spend on any of the areas listed above or the timing these expenditures.  As a result, our management will have broad discretion to allocate the net proceeds from this offering for any purpose.  Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities.

DIVIDEND POLICY

We have not paid any cash dividends on shares of our common stock and do not plan to do so in the near future.  We currently plan to retain future earnings to fund the development and growth of our business.  Any future determination related to our dividend policy will be made at the discretion of our Board of Directors.

DILUTION

If you invest in our securities in this offering, your interest will be diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our common stock immediately after this offering.

As of March 31, 2010, we had a net tangible book value of $4,622,489 or $0.86 per share of common stock based upon 5,360,007 shares outstanding.  Net tangible book value per share is equal to our total tangible assets (total assets less intangible assets) less total liabilities, divided by the number of shares of our outstanding common stock.

Dilution in the net tangible book value per share represents the difference between the amount per share paid by purchasers of securities in this offering and the net tangible book value per share of common stock immediately after the completion of this offering.  Without taking into account any other changes in our net tangible book value since March 31, 2010, after giving effect to our sale of 1,714,286 shares of our common stock in this offering at the public offering price of $3.50 per share, and after deducting the underwriter’s fee and estimated offering expenses payable by us, our pro forma net tangible book value as of March 31, 2010 would have been $10,012,490, or $1.42 per share.  This amount represents an immediate increase in net tangible book value of $0.56 per share to our existing shareholders and an immediate dilution in net tangible book value of $2.08 per share to new investors purchasing our common stock in this offering.  The following table illustrates this per share dilution:

Public offering price per share		$3.50
Net tangible book value per share as of March 31, 2010	$0.86
Increase in net tangible book value per share attributable to this offering	$0.56
Adjusted net tangible book value per share as of March 31, 2010 after giving effect to this offering		$1.42
Dilution per share to new investors in this offering		$2.08

If the underwriter exercises its overallotment option in full, our pro forma net tangible book value per share after giving effect to this offering would be $1.49 per share, and the dilution in pro forma net tangible book value per share to investors in this offering would be $2.01 per share.

The above information is based on 5,360,007 shares of common stock outstanding as of March 31, 2010 and excludes:

•

216,280 shares of common stock issuable upon the exercise of outstanding options as of March 31, 2010, with a weighted average exercise price of $1.76 per share; and

•

4,560,039 shares of common stock issuable upon the exercise of outstanding warrants as of March 31, 2010, with a weighted average exercise price of $2.56 per share.

To the extent that any of these options or warrants are exercised, there will be further dilution to new investors.

UNDERWRITING

We are offering the shares of our common stock described in this prospectus supplement through C. K. Cooper & Company, Inc., or CKCC.  CKCC is acting as sole manager for this offering. We have entered into a firm commitment underwriting agreement with CKCC.  Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to CKCC, and CKCC has agreed to purchase, all of the shares offered by us in this offering.

The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriter of its overallotment option.

	Per Share	Without Option	With Option
Public offering price	$3.50	$6,000,001	$6,900,002
Underwriter discount	$0.245	$ 420,000	$ 483,000
Proceeds, before expenses, to us	$3.255	$5,580,001	$6,417,002

The underwriter may offer shares to dealers at the public offering price less a concession not in excess of $0.0875 per share.  Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The total expenses of the offering, including registration, filing and listing fees, printing fees, reimbursement of the underwriter’s expenses (as described in more detail blow), and legal and accounting expenses, but excluding the underwriting discount, are estimated at approximately $190,000 and are payable by us.

We have agreed to indemnify CKCC against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or the Securities Act, or to contribute to payments that CKCC may be required to make in respect of those liabilities. We have also agreed to reimburse CKCC up to $65,000 for the expenses incurred by it in connection with this offering.

We and each of our directors and executive officers are subject to lock-up agreements pursuant to which we and they have agreed not to offer, sell, contract to sell, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, make any demand for, or exercise any right with respect to, the registration of, any shares of our common stock or other securities convertible into or exchangeable or exercisable for shares of our common stock owned by these persons prior to this offering, or publicly announce any intention to do any of the foregoing, for a period of 90 days after the date of this prospectus supplement without the prior written consent of CKCC. Transfers or dispositions can be made during the lock-up period in the case of bona fide gifts, in the case of trusts for the benefit of such director or executive officer or his or her immediate family, for estate planning purposes or with the prior written consent of CKCC where the donee or transferee signs a lock-up agreement, or for the satisfaction of tax withholding obligations in connection with the exercise or vesting of stock options or equity awards. The lock-up agreements do not prohibit our directors and executive officers from exercising outstanding options for shares of our common stock or converting any convertible securities into shares of our common stock, nor do they prevent us from selling shares of our common stock to CKCC pursuant to the underwriting agreement.

The 90-day lock-up period in all of the lock-up agreements is subject to extension, subject to certain exceptions, if (i) during the last 17 days of the lock-up period we issue an earnings release or material news or a material event relating to us occurs or (ii) prior to the expiration of the lock-up period, we announce that we will release earnings results during the 16-day period beginning on the last day of the lock-up period, in which case the restrictions imposed in these lock-up agreements shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

Our shares are listed on the NYSE Amex under the symbol “ADK.”

To facilitate the offering, CKCC may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock during and after the offering. Specifically, CKCC may over-allot or otherwise create a short position in the common stock for its own account by selling more shares of common stock than we have sold to it. Short sales involve the sale by CKCC of a greater number of shares than it is required to purchase in the offering. CKCC may close out any short position by purchasing shares in the open market.

In connection with the sale of the shares, underwriters, brokers, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions.  The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter or commissions from the purchasers from whom they may act as agents.  The underwriters, dealers and agents that participate in the distribution of the shares, and any institutional investors or others that purchase securities directly and then resell the shares, may be deemed to be “underwriters” as defined by the Securities Act, and any discounts, concessions or commissions received by them from us, and any profit on the resale of the securities by them, may be deemed to by underwriting discounts and commissions under the Securities Act.

In addition, CKCC may stabilize or maintain the price of the common stock by bidding for or purchasing shares of common stock in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if shares of common stock previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the common stock to the extent that it discourages resales of the common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the NYSE Amex or otherwise and, if commenced, may be discontinued at any time. CKCC may also engage in passive market making transactions in our common stock. Passive market making consists of displaying bids on the NYSE Amex limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

This prospectus supplement in electronic format may be made available on the websites maintained by CKCC and CKCC may distribute prospectuses and prospectus supplements electronically.

Pursuant to a letter agreement entered into with CKCC on March 1, 2010 and subsequently amended, we agreed to pay CKCC $50,000 for financial advisory services and reimburse CKCC up to $15,000 for out of pocket costs.  The financial advisory services rendered by CKCC under the letter agreement primarily related to capital raising alternatives and execution strategies, as well as our potential acquisition of certain nursing home and assisted living facilities.  From time to time in the ordinary course of their respective businesses, CKCC and certain of its affiliates may in the future engage in commercial banking or investment banking transactions with, or provide financial advisory services to, us and our affiliates.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Carlile Patchen & Murphy LLP, Columbus, Ohio.  Attorneys at Carlile Patchen & Murphy LLP beneficially own 11,000 shares of our common stock.  K&L Gates LLP, Irvine, CA, is representing the underwriter in this offering.

EXPERTS

Battelle & Battelle LLP, an independent registered public accounting firm, audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009, as set forth in their report which has been incorporated by reference, and is included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” into this prospectus supplement the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the information that we file subsequently with the SEC will automatically update this prospectus supplement. We incorporate by reference into this prospectus supplement the documents listed below, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement but prior to the termination of the offering of the securities covered by this prospectus supplement, except for information furnished under Item 2.02 or Item 7.01 of Form 8-K, which is neither deemed filed nor incorporated by reference herein:

•

Our Quarterly Report for the quarter ended March 31, 2010 on Form 10-Q filed with the SEC on May 17, 2010.

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Amendment No. 1 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2009, filed with the SEC on April 2, 2010.

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Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 31, 2010.

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Our Current Reports on Form 8-K filed with the SEC on January 4, 2010, March 11, 2010, April 14, 2010 and June 10, 2010.

•

The description of our common stock contained in our Registration Statement on Form 8-A12B filed with the SEC on November 7, 2006 incorporating the description contained in our Registration Statement on Form SB-2, File No. 333-131542, as originally filed with the SEC on February 23, 2006 and as subsequently amended.

Any statement contained in a document incorporated by reference or deemed incorporation by reference in this prospectus supplement shall be deemed modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any subsequently filed document that also is or is deemed to be incorporated by reference modified, supersedes or replaces such statement.  Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus supplement.

You may request a copy of any and all of the information that has been or may be incorporated by reference in this prospectus supplement.  Request for such copies should be directed to AdCare Health Systems, Inc., 5057 Troy Road, Springfield, Ohio 45502-9032, Attention:  Scott Cunningham, Chief Financial Officer.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and other periodic reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street NE, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street NE,

Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Our internet address is www.adcarehealth.com. We make available free of charge, on or through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information found on our website is not part of this prospectus supplement or any other report we file with or furnish to the SEC.

We have filed a registration statement on Form S-3 with the SEC with respect to the securities covered by this prospectus supplement. This prospectus supplement does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus supplement to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

PROSPECTUS

ADCARE HEALTH SYSTEMS, INC.

$20,000,000 of Common Stock

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process.  Under this shelf registration process, we may offer to sell shares of common stock up to a maximum aggregate offering price of $20,000,000.  This prospectus provides you with a general description of our common stock.

We may offer our common stock through agents, underwriters or dealers or directly to investors.  Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, process and terms of the offered securities.  The prospectus supplement may also add, update or change the information contained in this prospectus.  We will set forth the names of any underwriters or agents in the accompanying prospective supplement, as well as the net proceeds we expect to receive from such sale.  In addition, the underwriters, if any may over-allot a portion of the securities.

Our common stock is traded on the NYSE AMEX under the symbol “ADK”.  On March 31, 2010, the last reported sale of our common stock on the NYSE AMEX was $5.75 per share.

As of March 31, 2010, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $23,426,196.  We have not offered any of our common stock pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

 You should read carefully both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find Additional Information”.

Investing in our common stock involves a high degree of risk.  See “Risk Factors” beginning on page 42 for certain risks and uncertainties that you should consider.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

Prospectus dated June 23, 2010

______________________________________

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with information that is different from that contained in this prospectus.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.  The information on this prospectus is complete and accurate only as of the date of the front cover regardless of the time delivery of this prospectus or of any sale of shares.  Except where the context requires otherwise, in this prospectus, the words “Company,” “AdCare,” “we,” “us” and “our” refer to AdCare Health Systems, Inc., an Ohio corporation.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus.  It does not contain all of the information that is important to you.  We encourage you to carefully read this entire prospectus and the documents to which we refer you.  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this prospectus.

Our Company

We are a Springfield, Ohio based developer, owner and manager of retirement communities, assisted living facilities, nursing homes, and provide home health care services in the State of Ohio.  We currently manage fourteen facilities, comprised of six skilled nursing centers, seven assisted living residences and one independent living/senior housing facilities, totaling over 820 units.

We were organized in 1989 by Gary Wade and J. Michael Williams.  Mr. Wade remains active in the management of the business, as President and CEO.  Passport Retirement, founded by David A. Tenwick, our Chairman, acquired AdCare Health Systems in 1995.  We have a seasoned senior management team with substantial senior living, healthcare and real estate industry experience.  Our senior management team is incentivized to continue to grow our business through their combined ownership of approximately 32.2% of our common stock.

Description of Business

We have an ownership interest in eight of the facilities we manage, comprised of 100% ownership of two of the skilled nursing centers and six assisted living facilities.  The assisted living facilities that we own operate under the name Hearth & Home, with the tag line “Home is where the hearth is . . .”  We also maintain a development/consulting initiative which is strategic in providing potential management opportunities to our core long-term care business.  AdCare Health Systems, Inc. and Hearth & Home are registered trademarks.  All of our properties are located within the State of Ohio.

On May 15, 2008, we completed our acquisition of the New Lincoln Lodge.  This acquisition was effective April 1, 2008.  Consequently, many of the expense areas in our income statement have increased.  The New Lincoln Lodge is a senior living facility located in Columbus, Ohio.  For further information on this acquisition, please review our 8-K filed on May 19, 2008 and amended on July 29, 2008.

Additionally, in November, 2008, we acquired the remaining 50.8% ownership interest in Hearth & Home of Van Wert, LLC as required by our forward purchase contract.  Through October, 2008, we owned 49.2% of the limited liability company with the remaining 50.8% owned by individual investors, located primarily in Van Wert.

We are currently looking to expand our business into the southern United States and we are currently in contract to acquire the following additional facilities:

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A 182 bed skilled nursing facility in Attalia, Alabama.

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A 124 bed skilled nursing facility in Gadsden, Alabama

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A 105 bed assisted living facility in Hoover, Alabama

Our business operates in two segments:  (1) management and facility-based care and (2) home-based care.  In our management and facility-based care segment, we derive revenues from three primary sources.  We operate and have ownership interests in eight facilities for which we collect fees from the residents of those facilities.  Profits/losses are generated to the extent that the monthly patient fees exceed the costs associated with operating those facilities.  We also manage assisted living facilities and nursing homes owned by third parties.  With respect to these facilities, we receive a management fee based on the revenue generated by the facilities.  Within our management facility-based care segment, we provide development, consulting and accounting service to third parties.  In these instances, we receive a fee for providing those services.  These fees vary from project to project, with the development fee in most cases being based on a percentage of the total cost to develop the project.

Our home-based care segment provides home health care services to patients while they are living in their own homes.  We use our own employees and independent contractors to provide the in-home health care and home care services at a fixed rate.  Our profits/losses are based upon the spread between the amount we receive for providing the services and the cost incurred by us in providing those services.  Our costs to provide services including the personnel cost which we have paid to the employees and independent contractors as well as our overhead and management expenses.  Our management and support staff are more than adequate to support the number of employees and independent contractors in the field.  Therefore, the profitability of our home-based care segment will improve with increased patient volume and visits provided to the extent that we can increase the number of independent contractors and employees in the field.

Because our overhead costs are relatively fixed, our management team believes that the keys to profitable operations of our business are achieving higher occupancy in the long-term care facilities that we own and/or manage, and increasing the number of home health care providers that we have in the field.

We entered the home healthcare field with the acquisition of Assured Health Care in January, 2005.  Our management team believes that we have an infrastructure in place to support more offices and a larger number of home health care professionals which will allow us to increase the number of patients served.  During 2008, we began providing home health services to residents in assisted living facilities that we own and manage.  This cross-selling initiative has proven beneficial to Assured Health Care by increasing our revenue and beneficial to the residents of assisted living by providing them skilled services that otherwise are not available in the assisted living setting.  These actions along with continued marketing efforts to expand our market share within the region we serve have improved the profitability of Assured Health Care.

In addition to improving our existing operations, our management team believes that there are significant opportunities to continue the growth of our business.  Our nursing homes, assisted living facilities and independent living facilities operate in the senior living facilities market.  Our management believes that this market is one of the most dynamic and rapidly growing sectors within the healthcare space.  We believe the trends are encouraging as a result of two key industry drivers:  positive demographics, due to the aging of America, coupled with the limited supply of senior living facilities.  Our strategy is to be opportunistic by exploiting these trends and growing both internally and through strategic acquisitions.

Corporate Information

Our principal executive offices are located at 5057 Troy Road, Springfield, Ohio 45502, and our telephone number is (937) 964-8974.  We maintain a website at www.adcarehealth.com.

Employees

As of December 31, 2009, we had approximately 846 total employees of which 538 were full time employees.

The Offering

Shares of common stock, no par value, being registered hereunder:	An indeterminate number of shares of common stock are being offered up to a maximum aggregate offering price of $20,000,000.

Shares of common stock outstanding as of March 31, 2010:	5,360,007 shares of common stock
Use of Proceeds:

We will retain broad discretion over the use of net proceeds to us from any sale of our common stock under this prospectus.  We intend to use the net proceeds from the sale of the securities for general corporate purposes, including, but not limited, to repaying, redeeming, or repurchasing existing debt, and for working capital, capital expenditures, and acquisitions.

Risk Factors:

An investment in our securities involves a high degree of risk and could result in a loss of your entire investment.  Prior to making an investment decision, you should carefully consider all of the information in this prospectus and, in particular, you should evaluate the risk factors set forth under the capital “Risk Factors” beginning on page 32.

NYSE AMEX Market Symbol	“ADK”

______________________________________________________________________________________

RISK FACTORS

The following are certain risk factors that could affect our business, operations and financial condition.  These risk factors should be considered in connection with evaluating the forward-looking statements contained in this prospectus because these factors could cause the actual results and conditions to differ materially from those projected in forward-looking statements.  This section does not describe all risks applicable to our business, and we intend it only as a summary of certain material factors.  If any of the following risks actually occur, our business, financial condition or results of operations could be negatively affected.  In that case, the trading price of our stock could decline.

We intend to expand our business into new areas of operation.

Our business model calls for seeking to acquire existing cash flowing operations and to expand our operations and branch out into other related areas of business as well as new geographic regions.  While we intend to retain our focus on the health care industry, our success will largely depend on our ability to expand into new areas of business within our general industry.  As a result, we expect to experience all of the risks that generally occur with expansion into new areas.  Many of these risks are out of our control, including risks such as:

•

adapting our management systems and personnel into new areas of business;

•

integrating new businesses into our structure;

•

obtaining adequate financing under acceptable terms;

•

where applicable, securing joint venture arrangements with local hospitals, churches, universities, and other entities;

•

retention of key personnel, customers and vendors of the acquired business;

•

impairments of goodwill and other intangible assets; and

•

contingent and latent risks associated with the past operations of, and other unanticipated costs and problems arising in, an acquired business.

•

operating nursing homes and assisted living facilities outside of our historic operations in Ohio.

If we are unable to successfully integrate the operations of an acquired business into our operations, we could be required to undertake unanticipated changes.  These changes could have a material adverse effect on our business.  Since we went public in November, 2006, we have not expanded into new areas of business.

We may need additional financing to complete our long-term acquisition and expansion plans, and we do not have commitments for additional financing.

To achieve our growth objectives, we will need to obtain sufficient financial resources to fund our expansion, development and acquisition activities.  We believe we may need to secure debt financing in order to help us leverage our equity resources and make further acquisitions. As of December 31, 2009 we had an accumulated deficit of $9,805,249 and negative working capital of approximately $2,658,000.  Our cumulative losses have, in the past, made it difficult for us to borrow adequate funds on what management believed to be commercially reasonable terms.  To date, we do not have any commitments for such financing and there can be no assurance that adequate financing will be available on terms that are acceptable to us, if at all.  In addition, our Board of Directors may elect to use our stock as "currency" in acquiring additional businesses.  If so, our stockholders may experience dilution.

In March of 2010, we increased our available line of credit with Huntington National Bank to $200,000 in order to assist with cash flow.  As of December 31, 2009, the entire line of credit (then $100,000) was available for use in operations of the Company.  During 2008, we established a $150,000 line of credit using funds from our non-qualified deferred compensation plan.  Members of this plan, which is only available to senior management, authorized the transfer of funds to establish the line of credit with interest accruing at 8%.  As of December 31, 2009, the entire line of credit was available for use in operations of the Company.  Businesses typically use lines of credit to finance short-term and unexpected cash needs.  There can be no assurances that these lines of credit will be sufficient in the event of an acute cash deficit.  Therefore, we intend to secure additional lines of credit or increases in our existing lines but we can provide no assurance that it will be available on acceptable terms, if at all, or that the amount of any line of credit obtained will be sufficient to handle future cash needs as they arise.

Our business is concentrated in Ohio, making it subject to increased risks as a result of potential declines in the Ohio economy.

While we are in contract to acquire three additional facilities in Alabama, to date, all of our properties are located within the State of Ohio.  In recent years, the economy in the State of Ohio has lagged behind the economic growth in other areas of the country.  While we intend to continue to explore expansion into other geographic areas, we are, to some extent, dependent upon the economy of the State of Ohio and the surrounding region.  To date, we do not believe that the slow growth of the Ohio economy has negatively impacted our business.

We have a history of operating losses and may incur losses in the future as we expand.

For the year ended December 31, 2009, we had a net income of $440,283 compared to a net loss of $1,076,178 for the year ended December 31, 2008.  Therefore, we have only recently had profitable operations.  There can be no assurance that we will be able to maintain profitable operations as we expand.  As of December 31, 2009, we have working capital of approximately $2,658,000.

Management's plans with the objective of improving liquidity and profitability in future years encompass the following:

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refinancing debt where possible to obtain more favorable terms.

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increase facility occupancy.

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add additional management contracts.

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acquire existing cash flowing operations to expand our operations and branch out into other related areas of business.

Management believes that the actions that will be taken by the Company provide the opportunity for the Company to improve liquidity and achieve profitability.  However, there can be no assurance that such events will occur.

Assisted living and skilled nursing facility financial stability could be negatively impacted by the current economic conditions.

Approximately 19% of our skilled nursing occupants and nearly all the occupants of our assisted living facilities rely on their personal investments and wealth to pay for their stay in our facilities.  Recent declines in market values of investments could limit their ability to pay for services or shorten the period of time for which they can pay privately for their stay.  The declining market for the sale of homes could limit their ability to sell their personal assets further reducing their ability to remain in our facilities.

Furthermore, adult children who have recently become unemployed may decide to care for their parent at home so that their parent's income may help offset some of their own financial burdens.  While we have not found these circumstances to have a material effect on financial results to date, the length of the economic downturn and eventual recovery could begin to manifest in these areas reducing facility occupancy, financial performance and cash flow.

We are engaged in an evolving and highly-regulated industry, which increases the cost of doing business and may require us to change the way our business is conducted.

Health care is an area of extensive and frequent regulatory change.  Changes in the laws or new interpretations of existing laws can have a significant effect on methods of doing business, cost of doing business, and amounts of reimbursements from the government and other payers.  Our assisted living residences and nursing homes are subject to regulation and licensing by state and local health and social service agencies and other regulatory authorities.  We are and will continue to be subject to varying degrees of regulation and licensing by health or social service agencies.  A failure to comply with applicable requirements could cause us to be fined or could cause the cessation of our business, which would have a material adverse effect on our company.

The manner and the extent to which assisted living is regulated at the federal and state level is evolving.  Changes in the laws or new interpretations of existing laws may have a significant effect on our methods and costs of doing business.  Our success will depend partially on our ability to satisfy the applicable regulations and requirements and to procure and maintain required licenses.  Our operations could also be adversely affected by, among other things, regulatory developments such as mandatory increases in the scope and quality of care given to the residents and revisions in licensing and certification standards.  We believe that our operations do not presently violate any existing federal or state laws.  But there can be no assurance that federal, state, or local laws or regulatory procedures which might adversely affect our business, financial condition, and results of operations for prospects will not be expanded or imposed.

Changes in the methods of payment from Medicare and Medicaid or the reimbursement rates may adversely affect our revenues and operating margins.

For the year ended December 31, 2009, Medicare and Medicaid constituted 30% and 51%, respectively, of our total patient care revenues.  For the year ended December 31, 2008, Medicare and Medicaid constituted 25% and 53%, respectively, of our total patient care revenues.  The health care industry is experiencing a strong trend towards cost containment.  In general, the government has sought to impose lower reimbursement and resource utilization group rates, limit the scope of covered services, and negotiate reduced payment schedules with providers.  These cost containment measures have generally resulted in reduced rates of reimbursement for the services provided by companies such as ours.

Changes to Medicare and Medicaid reimbursement programs have limited, and are expected to continue to limit, payment increases under these programs.  Also, the timing of Medicare and Medicaid program payments is subject to regulatory action and governmental budgetary constraints.  In addition, federal and state government agencies may reduce the funds available under those programs in the future or require more stringent utilization and quality review of service providers such as us.

State regulatory changes also affect our business.

In the budget passed by the Ohio General Assembly effective July 1, 2005, significant changes were made to the Medicaid reimbursement formula for nursing homes.  Under this new law, the cost reimbursement system, which had been in place since the early 1990's, will be phased out and replaced with a pricing system that will reward both quality of care and efficiency in management operations.  In July 2006, Medicaid began the transition to the new reimbursement system.  Beginning in July, 2010, the State of Ohio has proposed completing the transition to the new reimbursement system which would have the effect of reducing reimbursement at some of our nursing homes if approved.  Additionally, the State of Ohio has stopped paying co-pays on dually eligible residents.  For the time being, the Federal Government has picked up the costs of the co-pays no longer provided by the State of Ohio.  We are not certain whether the

Federal Government will continue this program in the long run.  As a result, should Ohio continue to refuse co-pays on dually eligible residents and the Federal Government should stop such payments; a substantial amount of our co-pays could become uncollectible.

An expanded Federal program is underway to recover Medicare overpayments.

The Medicare Modernization Act of 2003 established a three year demonstration project to recover overpayments and identify underpayments on Medicare claims from hospitals, skilled nursing facilities and home health agencies through a review of claims previously paid by Medicare beginning in October, 2007.  Medicare contracted nationwide with third parties known as Recovery Audit Contractors (“RAC”) to conduct these reviews commonly referred to as RAC Audits.  Due to the success of the program, the Tax Relief and Healthcare Act of 2006 made the program permanent and mandated its expansion to all 50 states by 2010.  As of March 31, 2010, we have not received notification that any of our claims are subject to RAC Audits however, we can make no assurances that our claims will not be selected for RAC Audits in the future and if they are the extent to which these audits may reduce our revenue or otherwise hinder cash flow.  For the year ended December 31, 2009, approximately 30% of our patient care revenue was from Medicare.

State Certificate of Need laws and other regulations could negatively impact our ability to grow our nursing home business.

The State of Ohio, and other states in which we could expand, have adopted Certificate of Need or similar laws that generally require that a state agency approve certain nursing home acquisitions and determine the need for certain nursing home bed additions, new services, capital expenditures, or other changes prior to the acquisition or addition of beds or services, the implementation of other changes, or expenditure of capital.  State approvals are generally issued for specified maximum expenditures and require implementation of the proposal within a specified period of time.  Failure to obtain the necessary state approval can result in the inability to provide the service, to operate the centers, to complete the acquisition, addition, or other change, and can also result in sanctions or adverse action on the center's license and adverse reimbursement action.  There can be no assurance that we will be able to obtain Certificate of Need approval for all future projects requiring the approval, or that approvals will be timely.

Due to the high-risk circumstances in which we conduct business, we may encounter liability claims in excess of insurance coverage.

The provision of health care services entails an inherent risk of liability.  In recent years, participants in the long-term care industry have become subject to an increasing number of lawsuits alleging malpractice or related legal theories, many of which involve large claims and significant defense costs.  We currently maintain $1,000,000 in liability insurance for any one exposure.  This insurance is intended to cover malpractice and other lawsuits.  Although we believe that it is in keeping with industry standards, there can be no assurance that claims in excess of our limits will not arise.  Any such successful claims could have a material adverse effect upon our financial condition and results of operations.  Claims against us, regardless of their merit or eventual outcome, may also have a material adverse effect upon our ability to attract and retain business.  In addition, our insurance policies must be renewed annually and there can be no assurance that we will be able to retain coverage in the future or, if coverage is available, that it will be available on acceptable terms.

We encounter intense competition from competitors, many of whom have greater resources than AdCare.

The long-term care industry is highly competitive and we believe that it will become even more competitive in the future.  Our assisted living facilities and nursing homes compete with numerous companies providing similar long-term care alternatives, such as home health care agencies, community-based service programs, retirement communities and convalescent centers, and other assisted living providers.  We compete with national companies such as HCR Manor Care, Alterra and Extended Care with respect to both our nursing home and assisted living facilities.  We also compete with locally owned entities as well as Health Care Facilities-HCF on a regional basis.  Historically, we have found that the entry of one or more of these competitors into one of our established markets can reduce both our occupancy and the rates we are able to charge to our customers. In the past, we have found national publicly traded competitors who are willing to enter into a market already served by us.  When these competitors experienced lower than expected occupancies, they relied on their greater financial resources to reduce their rates in order to increase occupancy.  This resulted in our occupancies decreasing below expected levels. Eventually, demographics improved and rates stabilized.  However, there can be no assurance that similar events will not occur in the future which could limit our ability to attract residents or expand our business and that could have a negative effect on our financial condition, results of operations, and prospects.  We can provide no assurance that competitive pressures will not have a material adverse effect on us.

The home health care business is also highly competitive.  Since we first acquired Assured Health Care in 2005, its operations remain relatively centralized in the Dayton, Ohio area.  However, in that area, Assured faces competition from several sources including, without limitation, Fidelity Nursing Home Systems, Kettering Network Home Care, GEM City Home Care, Greene Memorial Hospital Home Care, and Community Springfield.

Our business is very labor intensive, we operate in smaller markets with limited personnel resources, and our success is tied to our ability to attract and retain qualified employees.

We compete with other providers of home health care, nursing home care, and assisted living with respect to attracting and retaining qualified personnel.  We depend on the availability of Registered Nurses and Licensed Practical Nurses to provide skilled care to our nursing home residents.  According to the Ohio Hospital Association, the supply of nurses nationwide is predicted to be 800,000 short of demand by 2020.  Another study conducted by Dr. David I. Auerbach for the journal Health Affairs estimated the shortage to increase to 340,000 by 2020.  According to the Bureau of Labor Statistics, "employment of registered nurses is expected to grow 23 percent [or 587,000 jobs] from 2006 to 2016, much faster than the average for all occupations".  The Bureau of Labor Statistics also reports "employment of LPNs is expected to grow 14 percent [or 105,000 jobs] between 2006 and 2016, faster than the average for all occupations, in response to the long-term care needs of an increasing elderly population and the general increase in demand for health care services".  While the experts may not agree on the size of the shortage, they all appear to agree that there is and will continue to be a shortage.  Because of the small markets in which we operate, shortages of nurses and/or trained personnel may require us to enhance our wage and benefit package in order to compete and lure qualified employees from more metropolitan areas.  To date, we have been able to adequately staff all of our operations.  However, we can provide no assurance that our labor costs will not increase, or that, if they do increase, they can be matched by corresponding increases in revenues.

We are dependent on our management team and the loss of any of these individuals would harm our business.

Our future success depends largely upon the management experience, skill, and contacts of our officers and directors, in particular, David A. Tenwick, our Chairman, Christopher Brogdon, our Vice-Chairman and Chief Acquisitions Officer, Gary L. Wade, our President and CEO, and Scott Cunningham, our Chief Financial Officer.  Mr. Wade, Mr. Cunningham, and Mr. Tenwick have each signed employment contracts that are effective through September 2011.  Mr. Brogdon is not currently a party to an employment contract with us.  Loss of the services of any or all of these officers could be materially detrimental to our operations.  In addition, due to the location of our corporate headquarters in a smaller urban region, we may experience difficulty attracting senior managers in the future.

Our business is largely dependent on short-term management contracts that may not be renewed from year to year.

For the years ended December 31, 2009 and 2008, approximately 7.0% and 7.2%, respectively, of our total revenues were generated from management contracts to manage senior living and long-term care facilities.  These contracts generally have terms of three years with options to renew at the end of the term.  Each contract can be terminated without cause by either party on nine months notice and may be terminated earlier for cause.  There can be no assurance that the contracts will be renewed at the end of the present terms, or that our customers will not exercise their ability to terminate the contracts earlier.  Our home healthcare business enters into one year contracts with various agencies to provide home care services to clients and members of those agencies.  There can be no assurance that existing contracts will be renewed in 2010 or later.

We own multiple parcels of real estate and could be subject to environmental liability for hazardous substances found on any of those parcels, whether or not we caused the contamination.

While we are not aware of any potential problems at this time, we own multiple parcels of real estate, each of which is subject to various federal, state, and local environmental laws, ordinances, and regulations.  Many of these laws and regulations provide that a current or previous owner of real property may be held liable for the cost of removing hazardous or toxic substances, including materials containing asbestos that would be located on, in, or under the property.  These laws and regulations often impose liability whether or not the owner or operator knew, or was responsible for, the presence of the hazardous or toxic substances.  The cost of the removal is generally not limited under the laws and regulations and could exceed the property's value and the aggregate assets of the owner or operator.  The presence of these substances or failure to remediate such substances properly may also adversely affect the owner's ability to sell or rent the property or to borrow using the property as collateral.  If any of our properties were found to have environmental issues, we may be required to expend significant amounts to rehabilitate the property and we may be subject to significant liability.

The price of our securities may be subject to fluctuation.

The market price of our common stock and warrants will likely be highly volatile and subject to wide fluctuations in response to various factors, many of which are beyond our control.  These factors include:

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variations in our operating results;

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changes in the general economy, and more specifically the Ohio economy or in the local economies in which we operate;

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the financial markets; the state and length of the present bear market and when the market may recover;

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the departure of any of our key executive officers and directors;

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the level and quality of securities analysts’ coverage for our common stock;

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announcements by us or our competition of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

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changes in federal, state, and local health-care regulations to which we are subject; and

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future sales of our common stock.

For these reasons, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on past results as an indication of future performance.

Our management substantially controls all major decisions.

Our directors and officers beneficially own approximately 40.1% of our outstanding common shares.  Therefore, our directors and officers will be able to influence major corporate actions required to be voted on by stockholders, such as the election of directors, the amendment of our charter documents, and the approval of significant corporate transactions such as mergers, reorganizations, sales of substantially all of our assets, and liquidation.  Furthermore, our directors will be able to make decisions affecting our capital structure, including decisions to issue additional capital stock, implement stock repurchase programs and incur indebtedness.  This control may have the effect of deterring hostile takeovers, delaying or preventing changes in control or changes in management, or limiting the ability of our other stockholders to approve transactions that they may deem to be in their best interest.

As we expand our operations, we may open or manage facilities that are geographically near other facilities that we operate or manage.

While the facilities that we own and manage are sufficiently well-spaced so that they do not currently compete for business, there can be no assurance in the future, as we grow, that circumstances will not arise where facilities which we own and/or manage will compete with each other for patients.  If this were to occur, it may damage our relationships with facilities that we manage that could result in the termination of our management agreements.

The requirements of being a public company may strain our resources and distract our management.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act.  These requirements may place a strain on our systems and resources.  The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition.  The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls for financial reporting.  We are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and, although not currently required, a report by our independent registered public accountants addressing these assessments.  During the course of our testing, we may identify deficiencies which we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404.  In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.

In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight is required.  This may divert management's attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.  In addition, we may need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge, and we cannot assure you that we will be able to do so in a timely fashion

Takeover defense provisions may adversely affect the market price of our common stock.

Various provisions of Ohio corporation law and of our corporate governance documents may inhibit changes in control not approved by our Board of Directors and may have the effect of depriving our investors of an opportunity to receive a premium over the prevailing market price of our common stock in the event of an attempted hostile takeover.  In addition, the existence of these provisions may adversely affect the market price of our common stock and warrants.  These provisions include:

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a requirement that special meetings of stockholders be called by our Board of Directors, the Chairman, the President, or the holders of shares with voting power of at least 25%;

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staggered terms among our directors with these classes of directors and only one class to be elected each year;

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advance notice requirements for stockholder proposals and nominations; and

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availability of “blank check” preferred stock.

Provisions in our bylaws provide for indemnification of officers and directors, which could require us to direct funds away from our business and future products.

Our Articles of Incorporation and Code of Regulations provide for the indemnification of our officers and directors.  We may be required to advance costs incurred by an officer or director and to pay judgments, fines and expenses incurred by an officer or director, including reasonable attorneys' fees, as a result of actions or proceedings in which our officers and directors are involved by reason of being or having been an officer or director of our company.  Funds paid in satisfaction of judgments, fines and expenses may be funds we need for the operation of our business and the development of our product candidates, thereby affecting our ability to attain or maintain profitability.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements.  Forward-looking statements provide our current expectations or forecasts of future events.  Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts.  Words or phrases such as “anticipate,” “believe,” “continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.

The risk factors referred to in this prospectus could materially and adversely affect our business, financial conditions and results of operations and cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us, and you should not place undue reliance on any such forward-looking statements.  The risks and uncertainties described in this prospectus are not the only ones we face.  New factors emerge from time to time, and it is not possible for us to predict which will arise.  There may be additional risks not presently known to us or that we current believe are immaterial to our business.  In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  If any such risks occur, our business, operating results, liquidity and financial condition could be materially affected in an adverse manner.  Under such circumstances, you may lose all or part of your investment.

The industry and market data contained in this prospectus are based either on our management’s own estimates or, where indicated, independent industry publications, reports by governmental agencies or market research firms or other published independent sources and, in each case, are believed by our management to be reasonable estimates . However, industry and market data is subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market shares.  We have not independently verified market and industry data from third-party sources.  In addition, consumption patterns and customer preferences can and do change.  As a result, you should be aware that market share, ranking and other similar data set forth herein, and estimates and beliefs based on such data, may not be verifiable or reliable.

USE OF PROCEEDS

We will retain broad discretion over the use of net proceeds to us from any sale of our common stock under this prospectus.  We intend to use the net proceeds from the sale of the securities for general corporate purposes, including, but not limited, to repaying, redeeming, or repurchasing existing debt, and for working capital, capital expenditures, and acquisitions.

DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, we are authorized to issue 14,500,000 shares of common stock, no par value, and 500,000 shares of serial preferred stock, no par value.  As of March 31, 2010, we had issued 5,360,007 shares of common stock.  There are no serial preference shares currently outstanding.

Common Stock

This section describes the general terms and provisions of our common stock.  For more detailed information, you should refer to our Articles of Incorporation and Regulations, copies of which have been filed with the SEC.  These documents are also incorporated by reference into the registration statement of which this prospectus forms a part.

Subject to the rights of any holders of serial preferred stock, each outstanding share of common stock is entitled to such dividends as may be declared from time to time by our board of directors.  Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of shareholders.  Pursuant to our Articles of Incorporation, holders of our common stock do not have the right to cumulative voting; therefore, the holders of a majority of the shares voting for the election of the board of directors can elect all the directors standing for election, if they so choose.  In the event of liquidation, dissolution or winding up of AdCare, holders of our common stock are entitled to receive, on a pro rata basis, any assets remaining after provision for payment of creditors and any holders of our serial preferred stock.  No holder of our common stock has any preemptive or preferential right to purchase or subscribe to any class of AdCare capital stock.

Serial Preferred Stock

This section describes the general terms and provisions of our serial preferred stock.  For more detailed information, you should refer to our Articles of Incorporation and Regulations, copies of which have been filed with the SEC.  These documents are also incorporated by reference into the registration statement of which this prospectus forms a part.

Our Articles of Incorporation authorize the board of directors to issue the serial preferred stock as serial stock of any series and in connection with the creation of such series to fix by the resolution or resolutions providing for the issue of shares the voting powers and designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series, to the fullest extent permitted by law of the State of Ohio.  As of the date of this prospectus, our Board of Directors has no plans, agreements or understandings for the issuance of any shares of preferred stock.

Listing

Our common stock is quoted on the NYSE AMEX under the symbol “ADK.”

PLAN OF DISTRIBUTION

We may sell the offered securities in and outside the United States:

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through underwriters or dealers;

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directly to purchasers;

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in a rights offering;

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in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

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through agents; or

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through a combination of any of these methods.

The prospectus supplement will include the following information:

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the terms of the offering;

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the names of any underwriters or agents;

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the name or names of any managing underwriter or underwriters;

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the purchase price or initial public offering price of the securities;

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the net proceeds from the sale of the securities;

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any delayed delivery arrangements;

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any underwriting discounts, commissions, and other items constituting underwriters’ compensation;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any commissions paid to agents.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account.  The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters.  Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them.  The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid by dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market.  These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering.  The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions.  These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market.  If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market.  Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice.  Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used in the sale of the securities, we will sell the securities to them as principals.  They may then resell the securities to the public at varying prices determined by the dealers at the time of resale.  We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

The aggregate maximum compensation that underwriters, dealers or agents will receive in connection with the sale of any securities under this prospectus and the registration statement of which it forms a part will not exceed any applicable limitations of the Financial Industry Regulatory Authority.

Direct Sales and Sales through Agents

We may sell the securities directly.  In this case, no underwriters or agents would be involved.  We may also sell the securities through agents designated from time to time.  In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will disclose any commissions payable to the agent.  Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.  We will describe the terms of any sales of these securities in the prospectus supplement.

Remarketing Arrangements

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more marketing firms, acting as principals for their own accounts or as agents for us.  Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospect supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts.  These contracts would provide for payment and delivery on a specified date in the future.  The contracts would be subject only to those conditions described in the prospectus supplement.  The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make.  Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their business.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Carlile Patchen & Murphy LLP, Columbus, Ohio.  Attorneys at Carlile Patchen & Murphy LLP beneficially own 11,000 shares of our common stock.

EXPERTS

Battelle & Battelle LLP, an independent registered public accounting firm, audited our consolidated financial statements included in our 2009 Annual Report on Form 10-K for the year ended December 31, 2009, as set forth in their report which has been incorporated by reference, and is included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” into this prospectus supplement the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the information that we file subsequently with the SEC will automatically update this prospectus supplement. We incorporate by reference into this prospectus supplement the documents listed below, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement but prior to the termination of the offering of the securities covered by this prospectus supplement, except for information furnished under Item 2.02 or Item 7.01 of Form 8-K, which is neither deemed filed nor incorporated by reference herein:

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Our Quarterly Report for the quarter ended March 31, 2010 on Form 10-Q filed with the SEC on May 17, 2010.

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Amendment No. 1 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2009, filed with the SEC on April 2, 2010.

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Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 31, 2010.

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Our Current Reports on Form 8-K filed with the SEC on January 4, 2010, March 11, 2010, April 14, 2010 and June 10, 2010.

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The description of our common stock contained in our Registration Statement on Form 8-A12B filed with the SEC on November 7, 2006 incorporating the description contained in our Registration Statement on Form SB-2, File No. 333-131542, as originally filed with the SEC on February 23, 2006 and as subsequently amended.

AdCare hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus.  Request for such copies should be directed to AdCare Health Systems, Inc., 5057 Troy Road, Springfield, Ohio  45502-9032, Attention: Scott Cunningham, Chief Financial Officer.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC.

Any statement contained in a document incorporated by reference or deemed incorporation by reference in this prospectus or any prospectus supplement shall be deemed modified, superseded or replaced for purposes of this prospectus and such prospectus supplement to the extent that a statement contained in this prospectus, any prospectus supplement or in any subsequently filed document that also is or is deemed to be incorporated by reference modified, supersedes or replaces such statement.  Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus or prospectus supplement.

You may request a copy of any and all of the information that has been or may be incorporated by reference in this prospectus supplement.  Request for such copies should be directed to AdCare Health Systems, Inc., 5057 Troy Road, Springfield, Ohio 45502-9032, Attention:  Scott Cunningham, Chief Financial Officer.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3, including the exhibits, schedules, and amendments to this registration statement, under the Securities Act with respect to the shares of common stock to be sold in this offering.  This prospectus, which is part of the registration statement, does not contain all the information set forth in the registration statement.  For further information with respect to us and the shares of our common stock to be sold in this offering, we make reference to the registration statement.  Although this prospectus contains all material information regarding us, statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance we make reference to the copy of such contract, agreement, or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.  You may read and copy all or any portion of the registration statement or any other information, which we file at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549.  We also file periodic reports and other information with the SEC.  You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  Our SEC filings, including the registration statement, are also available to you on the SEC’s website, www.sec.gov.

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement.  We have not authorized anyone to provide you with information different from that contained in this prospectus.  The shares of common stock offered under this prospectus are offered only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the shares of common stock.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

While indemnification for liabilities under the Securities Act of 1933 is permitted to our directors, officers, and controlling people, we have been advised that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim of indemnification against such liabilities (other than our payment of expenses incurred or paid by one of our directors, officers, or controlling people in a successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with our securities, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, ask a court of appropriate jurisdiction to decide whether or not such indemnification is against public policy as expressed in the Act.  We will be governed by the final adjudication of the issue.